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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the three separate registration statements of Cash America International, Inc. on Form S-8, (File No. 33-29658, File No. 33-36430 and File No. 33-59733) of our reports dated January 26, 1999, on our audits of the consolidated financial statements and financial statement schedule of Cash America International, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which reports are included or incorporated by reference in this Annual Report on Form 10-K.




PRICEWATERHOUSECOOPERS LLP



Fort Worth, Texas
March 30, 1999